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                                  EXHIBIT 23.1
                         CONSENT OF INDEPENDENT AUDITORS


                        Consent of Deloitte & Touche, LLP

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Computerized Thermal Imaging, Inc. on Form S-8 of our report dated September 11, 2001, appearing in the Annual Report on Form 10-KA of Computerized Thermal Imaging, Inc. for the year ended June 30, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/Deloitte & Touche, LLP
------------------------------
Deloitte & Touche, LLP

Salt Lake City, Utah
Date: July 10, 2002